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                                                                   Exhibit 10.16


                             EMPLOYMENT AGREEMENT

     AGREEMENT dated as of the 1st day of April, 1993 by and between BOZELL WORLDWIDE, INC., a New York corporation, with its principal place of business at 40 West 23rd Street, New York, New York (hereinafter the "Agency") and EUGENE BARTLEY, residing at 6 Oakledge Road, Bronxville, New York 10708 (hereinafter the "Executive").

W I T N E S S E T H:
- - - - - - - - - -

     1. The Agency hereby agrees to continue the employment of the Executive, and the Executive hereby agrees to continue to render his exclusive services to the Agency during the term of this Agreement and to continue to render his services well and faithfully and to the best of his ability. The Executive shall devote his full time and attention to the services to be rendered by him hereunder.

     2. The Executive shall continue to serve as an Executive Vice President of the Agency and as the Profit Center Manager of the New York office of the Agency. The Executive shall continue to perform such functions as are customarily performed by an Executive Vice President and Profit Center Manager and such other functions as may from time to time be designated by the Board of Directors of the Agency not inconsistent with the office of Executive Vice President and of a Profit Center Manager.

     3. The term of this Agreement shall commence as of April 1, 1993 and shall continue indefinitely thereafter unless and until terminated by either party upon not less than twelve (12) months prior written notice to the other, unless terminated for Cause, as hereinafter defined, in which event the Agency may terminate the Agreement without notice. Notwithstanding the foregoing, the Agency shall not have the right to terminate this Agreement (unless the termination is for Cause) during the three-year period immediately following the Effective Time (as such term is defined in Section 1.2 of the Agreement and Plan of Merger among True North Communications Inc., Cherokee Acquisition Corporation and Bozell, Jacobs, Kenyon & Eckhardt, Inc.).

     4. As full compensation for his services hereunder, the Agency agrees to pay the Executive, and Executive agrees to accept, the following:

          a. a salary (the "Salary") computed at the annual rate of Five Hundred Thousand Dollars ($500,000) per year throughout the Term, payable in such installments as salaries are paid to other executive personnel of the Agency.

               On April 1, 1997 and on each anniversary during the Term of this Agreement (the "Adjustment Date"), the Executive's Salary shall be adjusted upward based upon the Consumer Price Index for All Urban Consumer/United States City Average, as published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI"). The Executive's Salary for the twelve (12) months beginning on each Adjustment Date shall be equal to the greater of (a) $500,000 or (b) $500,000 multiplied by a fraction, the numerator of which shall be the CPI published most recently prior to the Adjustment Date, and the denominator of which shall be the CPI published most recently prior to April 1, 1996. In no event, however, shall the Salary for any such twelve (12) month

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     period exceed one hundred and six percent (106%) of the salary payable in the previous twelve (12) month period.

          b. The Executive shall be entitled to reimbursement of authorized business expenses incurred in connection with the performance of his duties in accordance with the Agency's standard policy with regard thereto.

          c. It is acknowledged that the performance of the Executive's duties hereunder will necessitate considerable client entertainment, and the Agency agrees to pay for the Executive's membership fees and dues at a country club in the Metropolitan New York area, up to a maximum of Six Thousand Dollars ($6,000.00) per year.

          d. The Agency will make available to the Executive an automobile suitable and appropriate for use by executives within the Agency similarly situated to the Executive, should the Executive so elect. Such automobile shall be leased by the Agency, the monthly rental charges of which shall be the sole responsibility of the Executive, which monthly charges will be deducted from the Executive's salary payments. The Agency shall be responsible for the insurance of the automobile, but all costs of maintaining the automobile shall be the responsibility of the Executive. Upon the termination of the Executive's employment for any reason, the Executive's liability for subsequent rental charges and maintenance expenses shall cease upon delivery of the automobile to the Agency. The Executive, however, may request that the lease of the automobile thus made available to him at the time of such termination be transferred and assigned to him, which request the Agency agrees to honor so long as the lessor of such automobile consents thereto in writing and releases the Agency from any subsequent obligation or liability under such lease. Any such request by the Executive shall be in writing and shall be delivered to the Agency within ten (10) days after such termination of employment.

          e. The Executive shall be entitled to life insurance, medical insurance, vacation benefits, Profit-Sharing Plan participation, Management Incentive Program participation, Executive Wealth Accumulation Plan participation, and other fringe benefits in accordance with the Agency's standard policy affecting senior Agency executives. With regard to term life insurance protection, however, the amount of coverage to be provided to the Executive shall be the amount provided pursuant to the Agency's standard group life insurance program or the sum of Five Hundred Thousand Dollars ($500,000.00), whichever is higher.

     5. "Cause", as used herein, is hereby defined as gross insubordination continuing after written warning, unless cured within ten (10) days after the Executive's receipt of such written warning, the repeated failure or refusal to perform the duties of the Executive's position (not caused by the Executive's disability), continuing after written warning unless similarly cured, the performance of willful and intentional acts which reflect unfavorably on the reputation of the Agency or dishonesty affecting the Agency.

     6. In consideration of the Executive's employment and continued employment by the Agency, the Executive agrees that while in the employ of the Agency and for a period of one (1) year subsequent to the termination of his employment, whether such termination occurs prior to, simultaneously with or after the expiration of the Term, (the period from the commencement of employment through the one (1) year period subsequent to termination of employment being the "Non-Competition Period") the Executive will not directly or indirectly, either on his own behalf or on behalf of any


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other person, firm or corporation, solicit any account which is a client of the
Agency at any time within one year prior to the date of such termination.

     The Executive further covenants and agrees that during the Non-Competition Period he will not, directly or indirectly, perform any services relating to advertising, public relations, marketing or research for any such account, either on his own behalf or on behalf of any advertising agency, public relations consultant, or similar organization representing any such account.

     The Executive further covenants and agrees that within the Non-Competition Period he will not, directly or indirectly, employ or attempt to employ or assist anyone else to employ any person who is at such time or who was at any time within the six (6) month period immediately prior to such time, in the employ of the Agency.

     Accounts which are or were clients of the Agency, as used herein, are hereby defined as advertising or public relations accounts which are principally represented by the office of the Agency at which the Executive is principally employed.

     The Executive also agrees that he will not at any time (whether before or after the termination of his employment with the Agency) disclose to anyone any confidential information or trade secrets of the Agency or of any client of the Agency, or utilize such confidential information or trade secrets for his own benefit or the benefit of third parties. All records, memoranda, notes and other documents compiled by him or made available to him during his employment concerning the business of the Agency or the business of any of its clients shall be and remain the property of the Agency, and shall be delivered to the Agency upon the termination of the Executive's employment or any time prior thereto upon request.

     In the event of any breach by the Executive of any of the covenants hereinabove contained, it is specifically understood and agreed that the Agency shall be entitled, in addition to any other remedies which it may have, to equitable relief by way of injunction or otherwise.

     7. Any notices by either party to the other hereunder shall be in writing and shall be sufficient if personally delivered or sent by certified or registered mail, return receipt requested, to the party to whom it is to be given at the following address, or at such other address as either party shall subsequently designate by written notice. Such notice shall be deemed given when personally delivered or, if mailed as hereinabove referred to, five (5) days after such mailing.

If to the Agency:             Bozell, Jacobs, Kenyon & Eckhardt, Inc.
                              40 West 23rd Street
                              New York, New York  10010
                              Attn:  Mr. Val Zammit

With a Copy to:               William J. Marlow, Esq.
                              Loeb and Loeb
                              230 Park Avenue
                              New York, New York  10169

If to the Executive:          Eugene Bartley
                              6 Oakledge Road
                              Bronxville, New York  10708

With a Copy to:               Michael J. Kopcsak, Esq.


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                              Tucker, Gellman & Mulderig, P.C.
                              285 Madison Avenue
                              25th Floor
                              New York, New York  10017

     8. The obligations and rights of the Executive shall inure to the benefit of and shall be binding upon himself and his personal representatives, and the obligations and rights of the Agency shall inure to the benefit of and shall be binding upon it and its successors and assigns.

     9. This Agreement constitutes the complete understanding between the parties with respect to the employment of the Executives hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement may not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto.

     10. If any covenant or other provision of this Agreement is declared to be invalid, unlawful, or incapable of being enforced, by reason of any rule of law or public policy, all other conditions and provisions of this Agreement which can be given effect without the valid, unlawful or unenforceable provision, shall be given effect.

     11. This Agreement supersedes any and all other agreements which may be in effect between the parties providing for the Executive's employment by the Agency.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.


                                       BOZELL, JACOBS, KENYON &
                                         ECKHARDT, INC.


                                       By: /s/ Leo-Arthur Kelmenson
                                          -----------------------------------
                                           Chairman of the Board

                                           /s/ Eugene Bartley
                                          -----------------------------------
                                           EUGENE BARTLEY


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